EXHIBIT 99.1

Pega Cloud Soars in First Quarter 2019

•	Pega Cloud ACV of $129 million, up 76%

•	Pega and Client Cloud ACV of $591 million, up 20% powered by Pega Cloud Choice™

•	Pega Cloud revenue up 78%

CAMBRIDGE, Mass. — May 7, 2019 — Pegasystems Inc. (NASDAQ: PEGA), the software company empowering digital transformation at the world’s leading enterprises, released its financial results for the first quarter of 2019.
“We’re off to a solid start for 2019,” said Alan Trefler, founder and CEO, Pegasystems. “We continue to see strong demand from companies engaging in digital transformation to improve customer experience and automate business processes.”
“It’s really exciting to see Pega becoming a much larger recurring business,” said Ken Stillwell, CFO. “Pega Cloud reached 70% of new client commitments, above our Q1 2018 mix of 50%. While this is terrific for our business, it resulted in a reduction of nearly $20 million of Q1 revenue with a commensurate increase to backlog.”
Financial metrics (1)

(Dollars in thousands, except per share amounts)	Three Months Ended March 31,
	2019	2018	Change
Total revenue	$212,546	$235,182	(10)%
Subscription revenue (2)	$143,778	$144,802	(1)%
Net (loss) income (GAAP)	$(28,717)	$12,200	*
Net (loss) income (Non-GAAP)	$(9,376)	$20,257	*
Diluted (loss) earnings per share (GAAP)	$(0.37)	$0.15	*
Diluted (loss) earnings per share (Non-GAAP)	$(0.12)	$0.24	*
* not meaningful
(1) A reconciliation of the GAAP measures to our Non-GAAP measures is contained in the financial schedules at the end of this release.
(2) Reflects client arrangements (term license, cloud, and maintenance) that are subject to renewal.

(Dollars in thousands)	Three Months Ended March 31,
	2019		2018		Change
Cloud	$27,758	13%	$15,582	7%	$12,176	78%
Term license	48,314	23%	64,695	28%	(16,381)	(25)%
Maintenance	67,706	32%	64,525	27%	3,181	5%
Subscription	143,778	68%	144,802	62%	(1,024)	(1)%
Perpetual license	14,950	7%	23,078	10%	(8,128)	(35)%
Consulting	53,818	25%	67,302	28%	(13,484)	(20)%
Total revenue	$212,546	100%	$235,182	100%	$(22,636)	(10)%

Annual contract value (“ACV”) (1)
The change in ACV measures the growth and predictability of future cash flows from Pega cloud and client cloud committed arrangements as of the end of the particular reporting period.
(1) ACV, as of a given date, is the sum of the following two components:

•
Client Cloud: the sum of (1) the annual value of each term license contract in effect on such date, which is equal to its total value divided by the total number of years and (2) maintenance revenue reported for the quarter ended on such date, multiplied by four. We do not provide hosting for Client Cloud arrangements.

•	Pega Cloud: the total of the annual value of each cloud contract in effect on such date, which is equal to its total value divided by the total number of years.
Remaining performance obligations
Revenue recognition timing on existing contracts:

	March 31, 2019
(Dollars in thousands)	Perpetual license	Term license	Maintenance	Cloud	Consulting	Total
1 year or less	$10,263	$44,404	$187,324	$115,548	$13,251	$370,790	58%
1-2 years	998	4,274	9,350	91,539	1,363	107,524	17%
2-3 years	2,180	756	4,438	71,509	473	79,356	13%
Greater than 3 years	—	135	2,008	72,742	27	74,912	12%
	$13,441	$49,569	$203,120	$351,338	$15,114	$632,582	100%
Increase (decrease) from March 31, 2018	(73)%	40%	10%	96%	44%	38%

	March 31, 2018
(Dollars in thousands)	Perpetual license	Term license	Maintenance	Cloud	Consulting	Total
1 year or less	$33,859	$21,087	$156,702	$47,764	$9,403	$268,815	59%
1-2 years	14,106	7,877	21,381	52,849	1,098	97,311	21%
2-3 years	1,204	5,634	4,924	37,844	—	49,606	11%
Greater than 3 years	382	853	1,825	40,478	—	43,538	9%
	$49,551	$35,451	$184,832	$178,935	$10,501	$459,270	100%
The above amounts include contracts that have an original expected duration of one year or less.
Quarterly conference call
A conference call and audio-only webcast will be conducted at 5:00 p.m. EDT on May 7, 2019.
Members of the public and investors are invited to join the call and participate in the question and answer session by dialing 1-800-263-0877 (domestic), 1-646-828-8143 (international), or via webcast by logging onto www.pega.com at least five minutes prior to the event's broadcast and clicking on the webcast icon in the Investors section.

A replay of the call will also be available on www.pega.com/about/investors by clicking the earnings calls link in the investors section.
Discussion of non-GAAP financial measures
To supplement the financial results presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), the Company provides non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared on both a GAAP and non-GAAP basis, and both are approved by our board of directors. In addition, because of the importance of these measures in managing the business, the Company uses non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.
The non-GAAP measures exclude the effects of stock-based compensation expense, amortization of intangible assets, and foreign currency transaction gains and losses. The Company believes these non-GAAP measures are helpful in understanding its past financial performance and its anticipated future results.
These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.
A reconciliation of the Company’s GAAP measures to Non-GAAP measures is included in the financial schedules at the end of this release.
Forward-looking statements
Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.
These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry and markets in which we operate, and management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “estimate,” “may,” “target,” “strategy,” “is intended to,” “project,” “guidance,” “likely,” “usually,” or variations of such words and similar expressions are intended to identify such forward-looking statements.
Important factors that could cause actual future activities and results to differ materially from those expressed in such forward-looking statements include, among others, variation in demand for our products and services, reliance on third party relationships, reliance on key personnel, the inherent risks associated with international operations and the continued uncertainties in the global economy, our continued effort to market and sell both domestically and internationally, foreign currency exchange rates, the potential legal and financial liabilities and reputation damage due to cyber-attacks and security breaches, and management of our growth. These risks and other factors that could cause actual results to differ materially from those expressed in such forward-looking statements are described more completely in Part I of our Annual Report on Form 10-K for the year ended December 31, 2018, as well as other filings we make with the U.S. Securities and Exchange Commission (“SEC”). These documents are available on the Company’s website at www.pega.com/about/investors.
The forward-looking statements contained in this press release represent the Company’s views as of May 7, 2019. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the results contained in such statements will be achieved. Although new information, future events, or risks may cause actual results to differ materially from future results expressed or implied by such forward-looking statements, except as required by applicable law, we do not undertake and specifically disclaim any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events, or otherwise.

About Pegasystems
Pegasystems Inc. is the leader in software for customer engagement and operational excellence. Pega’s adaptive, cloud-architected software - built on its unified Pega Platform™ - empowers people to rapidly deploy, and easily extend and change applications to meet strategic business needs. Over its 35-year history, Pega has delivered award-winning capabilities in CRM and digital process automation (DPA), powered by advanced artificial intelligence and robotic automation, to help the world’s leading brands achieve breakthrough business results.
For more information on Pegasystems (NASDAQ: PEGA) visit www.pega.com.
Press contact:
Lisa Pintchman
Pegasystems Inc.
lisa.pintchman@pega.com
(617) 866-6022
Twitter: @pega
Investor contact:
Garo Toomajanian
ICR for Pegasystems Inc.
pegainvestorrelations@pega.com
(617) 866-6077

All trademarks are the property of their respective owners.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Revenue
Software license	$63,264	$87,773
Maintenance	67,706	64,525
Services	81,576	82,884
Total revenue	212,546	235,182
Cost of revenue
Software license	1,378	1,255
Maintenance	6,335	6,082
Services	66,724	68,277
Total cost of revenue	74,437	75,614
Gross profit	138,109	159,568
Operating expenses
Selling and marketing	108,865	88,383
Research and development	50,596	46,785
General and administrative	12,676	16,464
Total operating expenses	172,137	151,632
(Loss) income from operations	(34,028)	7,936
Foreign currency transaction loss	(3,712)	(1,085)
Interest income, net	723	764
Other income, net	—	363
(Loss) income before benefit from income taxes	(37,017)	7,978
Benefit from income taxes	(8,300)	(4,222)
Net (loss) income	$(28,717)	$12,200
(Loss) earnings per share
Basic	$(0.37)	$0.16
Diluted	$(0.37)	$0.15
Weighted-average number of common shares outstanding
Basic	78,584	78,236
Diluted	78,584	83,102

PEGASYSTEMS INC.
UNAUDITED RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
(in thousands, except percentages and per share amounts)

	Three Months Ended March 31,
	2019	2018	Change
Total revenue (GAAP and Non-GAAP)	$212,546	$235,182	(10)%

Net (loss) income (GAAP)	$(28,717)	$12,200	*
Amortization of intangible assets	2,935	2,837
Stock-based compensation (2)	18,350	15,109
Foreign currency transaction loss	3,712	1,085
Income tax effects (3)	(5,656)	(10,974)
Net (loss) income (Non-GAAP)	(9,376)	20,257	*

Diluted (loss) earnings per share (GAAP)	$(0.37)	$0.15	*
Non-GAAP adjustments	$0.25	$0.09
Diluted (loss) earnings per share (Non-GAAP)	$(0.12)	$0.24	*

Diluted weighted-average number of common shares outstanding (GAAP and Non-GAAP)	78,584	83,102	(5)%
* not meaningful
(1) Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
Our non-GAAP financial measures reflect adjustments based on the following items:

•
Amortization of intangible assets: We have excluded amortization of intangible assets from our non-GAAP operating expenses and profitability measures. Amortization of intangible assets fluctuates in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues recognized during the periods presented and is expected to contribute to our future period revenues as well. Amortization of intangible assets is likely to recur in future periods.

•
Stock-based compensation: We have excluded stock-based compensation from our non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to our revenues recognized during the periods presented and is expected to contribute to our future period revenues, we continue to evaluate our business performance excluding stock-based compensation.

•
Foreign currency transaction loss: We have excluded foreign currency transaction gains and losses from our non-GAAP profitability measures. Foreign currency transaction gains and losses fluctuate in amount and frequency and are significantly affected by changes in foreign exchange market rates. Foreign currency transaction gains and losses will recur in future periods.

For additional information about our use of Non-GAAP measures, the reasons why management uses these measures, the usefulness of these measures, and the material limitations on the usefulness of these measures, see “Discussion of non-GAAP financial measures” included earlier in this release and below.

(2) Stock-based compensation was as follows:

	Three Months Ended March 31,
(in thousands)	2019	2018
Cost of revenues	$4,519	$3,701
Selling and marketing	7,374	4,658
Research and development	4,560	3,637
General and administrative	1,897	3,113
	$18,350	$15,109
Income tax benefit	$(3,740)	$(3,141)

(3) Effective income tax rates were as follows:

	Three Months Ended March 31,
	2019	2018
GAAP	22%	(53)%
Non-GAAP	22%	25%
Our effective income tax rate under GAAP is subject to significant fluctuations due to a variety of factors, including excess tax benefits generated by our stock-based compensation plans, tax credits for stock-based compensation awards to research and development employees, and unfavorable foreign stock-based compensation adjustments. We determine our Non-GAAP income tax rate by using applicable rates in taxing jurisdictions and assessing certain factors including our historical and forecast earnings by jurisdiction, discrete items, and our ability to realize tax assets. We believe it is beneficial for our management to review our non-GAAP effective income tax rate on a basis consistent with the effective income tax rate in our annual plan as established at the beginning of each year given this tax rate volatility.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2019	December 31, 2018
Assets
Total cash, cash equivalents, and marketable securities	$202,171	$207,423
Total receivables (billed and unbilled)	427,326	504,765
Goodwill	72,898	72,858
Other assets	254,164	197,507
Total assets	$956,559	$982,553

Liabilities and stockholders’ equity
Accrued expenses, including compensation and related expenses	$97,296	$130,177
Deferred revenue, current	180,845	185,145
Deferred income tax liabilities	8,319	6,939
Other liabilities	81,670	38,761
Stockholders’ equity	588,429	621,531
Total liabilities and stockholders’ equity	$956,559	$982,553

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2019	2018
Operating activities:
Net (loss) income	$(28,717)	$12,200
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Non-cash items	42,307	27,653
Change in operating assets and liabilities, net	9,113	15,802
Cash provided by operating activities	22,703	55,655
Cash used in investing activities	(1,466)	(31,278)
Cash used in financing activities	(25,587)	(23,052)
Effect of exchange rate changes on cash and cash equivalents	295	2,186
Net (decrease) increase in cash and cash equivalents	(4,055)	3,511
Cash and cash equivalents, beginning of period	114,422	162,279
Cash and cash equivalents, end of period	$110,367	$165,790